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                                                                   EXHIBIT 23(i)


                              30 Arlington Street
                       Winchester, Massachusetts  01890
                                (781) 756-0173

                                                 August 21, 2001

Julius Baer Multistock Funds
21 Milk Street
Boston, MA  02109

     RE:  Legality of Shares
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Dear Sirs:

     I understand that you are preparing to file with the Securities and Exchange Commission (the "SEC") a Pre-Effective Amendment to the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 (the "Registration Statement") relating to the Class A, Class B and Class I shares of the Julius Baer Swiss Stock Fund (File No. 333-95031) (the "Fund"), a series of Julius Baer Multi-Stock Funds (Investment Company Act File No. 811-09793) (the "Company").

     You have asked for my opinion regarding the legality of the Class A, Class B and Class I shares for inclusion as an exhibit to the Registration Statement. I have been admitted to the bars of the Commonwealth of Massachusetts and the State of New York, and am familiar with the Registration Statement and with the general conduct of the Company's business. I have also examined such records of the company and such other documents as I have considered necessary or appropriate for purposes of rendering the opinion contained herein.

     Based upon the foregoing, it is my opinion that the Class A, Class B and Class I shares of the Julius Baer Swiss Stock Fund have been duly authorized, and when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable. The opinion expressed herein concerns only the effect of the laws of the Commonwealth of Massachusetts as currently in effect.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely yours,



                                       Philip W. Coolidge, Esquire